UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2012

Syntroleum Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34490	73-1565725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5416 S. Yale Avenue, Suite 400, Tulsa, Oklahoma		74135
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-592-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Dynamic Fuels, Tyson and the Company have resolved certain issues pertaining to the DF Geismar plant, including, among other things, (i) the Company’s process guarantee and performance test requirements set forth in the Master License and Site License have been deemed unnecessary and waived, resulting in the execution of a Site License for the Geismar plant; (ii) the parties have agreed that warrants to purchase 4,250,000 shares of Company stock granted to Tyson in June, 2007, have vested; and (iii) the Company and Tyson have converted outstanding invoices owed of $6.6 million each into equity capital of DF.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntroleum Corporation

July 2, 2012	By:	/s/ Karen L. Power

Name: Karen L. Power
Title: Sr. Vice President/Principal Financial Officer